UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2013

BIOMIMETIC THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51934	62-1786244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

(615) 844-1280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 26, 2013, BioMimetic Therapeutics, Inc. (“BioMimetic”) held a special meeting of its stockholders (the “Special Meeting”). Two proposals were voted on at the meeting: (1) to adopt the Agreement and Plan of Merger, dated November 19, 2012, by and among Wright Medical Group, Inc., Achilles Merger Subsidiary, Inc., Achilles Acquisition Subsidiary, LLC and BioMimetic, pursuant to which Achilles Merger Subsidiary, Inc. will be merged with and into BioMimetic and immediately thereafter, BioMimetic will merge with and into Achilles Acquisition Subsidiary, LLC as described in the definitive proxy statement first mailed to the stockholders of BioMimetic on or about January 23, 2013 (the “Proxy Statement”); and (2) to approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by BioMimetic to its named executive officers in connection with the merger as described in the Proxy Statement.

Stockholders of record at the close of business on January 2, 2013 were entitled to vote at the Special Meeting. As of January 2, 2013, there were 28,264,814 shares of common stock outstanding and entitled to vote. A quorum consisting of 14,132,408 shares of common stock of BioMimetic were present or represented at the meeting.

All of the proposals requiring approval were approved by the requisite vote necessary, and the votes with respect to each of the proposals are set forth below:

(1)	To adopt the Agreement and Plan of Merger, dated November 19, 2012, by and among Wright Medical Group, Inc., Achilles Merger Subsidiary, Inc., Achilles Acquisition Subsidiary, LLC and BioMimetic:

For	Against	Abstain

19,899,622	175,108	26,780

(2)	To approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by BioMimetic to its named executive officers in connection with the merger:

For	Against	Abstain

18,132,287	1,909,948	59,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Larry Bullock
Name: Larry Bullock
Title: Chief Financial Officer

Date: February 26, 2013